UNITED STATES	OMB APPROVAL
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  March 14, 2007

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 250,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Bonus Criteria for Executive Officers

On March 14, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of FairPoint Communications, Inc. (the “Company”) established the 2007 target bonuses and related performance goals for certain members of the Company’s senior management under the FairPoint Communications, Inc. Annual Incentive Plan (the “Incentive Plan”).

Eugene B. Johnson, the Company’s Chief Executive Officer, is entitled to a target bonus of up to 100% of his 2007 annual base salary.  The target bonus for Mr. Johnson will be based on the following performance criteria (weighted as indicated): (i) 50% - supporting the Company’s acquisition of Verizon Communications Inc.’s local exchange assets in Maine, New Hampshire and Vermont (the “Acquisition”), including the achievement of all major project goals; (ii) 20% - the Company achieving a specified Adjusted EBITDA target for 2007; (iii) 20% - providing Company and industry leadership to the rural local exchange carrier public policy debate and facilitating approval of the Acquisition by regulatory entities; (iv) 5% - leading succession planning efforts in the Company; and (v) 5% - continuing to foster a culture that places a premium on high standards of ethical behavior and integrity in the Company’s business relationships.

Peter G. Nixon, the Company’s Chief Operating Officer, is entitled to a target bonus of up to 50% of his 2007 annual base salary.  The target bonus for Mr. Nixon will be based on the following performance criteria (weighted as indicated): (i) 75% - overseeing the integration process for the Acquisition, including the achievement of all major project goals; (ii) 10% - the Company achieving a specified Adjusted EBITDA target for 2007 and meeting certain budget expectations; (iii) 5% - effecting certain operational improvements; (iv) 2.5% - developing the Company’s employees; (v) 2.5% - achieving customer service objectives; (vi) 2.5% - supporting public policy initiatives and the Company complying with the internal controls requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and (vii) 2.5% - promoting workers’ safety and reducing workers’ compensation claims.

John P. Crowley, the Company’s Executive Vice President and Chief Financial Officer, is entitled to a target bonus of up to 50% of his 2007 annual base salary.  The target bonus for Mr. Crowley will be based on the following performance criteria (weighted as indicated): (i) 50% - supporting the Acquisition, including the achievement of all major project goals; (ii) 40% - the Company achieving a specified Adjusted EBITDA target for 2007; (iii) 5% - improving the Company’s investor relations efforts; (iv) 2.5% - the Company complying with the internal controls requirements of the Sarbanes-Oxley Act; and (v) 2.5% - developing a plan for the Company’s post-Acquisition finance and accounting staff requirements.

Walter E. Leach, Jr., the Company’s Executive Vice President, Corporate Development, is entitled to a target bonus of up to 50% of his 2007 annual base salary.  The target bonus for Mr. Leach will be based on the following performance criteria (weighted as indicated): (i) 25% -

the Company obtaining regulatory approvals for the Acquisition; (ii) 25% - the Company closing the Acquisition; (iii) 20% - the Company achieving a specified Adjusted EBITDA target for 2007; (iv) 15% - creating new product lines; and (v) 15% - coordinating and monitoring all activities related to planning, budgeting and reporting for the Acquisition.

Shirley J. Linn, the Company’s Executive Vice President and General Counsel, is entitled to a target bonus of up to 50% of her 2007 annual base salary.  The target bonus for Ms. Linn will be based on the following performance criteria (weighted as indicated): (i) 50% - supporting the Acquisition, including the achievement of all major project goals; (ii) 20% - the Company achieving a specified Adjusted EBITDA target for 2007 and meeting certain budget expectations; (iii) 10% - meeting the needs of the Company’s various departments; (iv) 10% - assessing the performance and cost of the Company’s outside legal advisors and in-house professional staff; and (v) 10% - developing a plan for the Company’s post-Acquisition legal department staff requirements.

Lisa R. Hood, the Company’s Chief Operating Officer — FairPoint Telecom Group, is entitled to a target bonus of up to 40% of her 2007 annual base salary.  The target bonus for Ms. Hood will be based on the following performance criteria (weighted as indicated): (i) 60% - the Company achieving a specified Adjusted EBITDA target for 2007 and meeting certain budget expectations; (ii) 10% - supporting the Acquisition, including the achievement of all major project goals; (iii) 10% - effecting certain operational improvements; (iv) 10% - achieving certain service objectives; (v) 5% - completing certain employee training initiatives; and (vi) 5% - promoting workers’ safety and reducing certain workers’ compensation claims.

Thomas E. Griffin, the Company’s Treasurer, is entitled to a target bonus of up to 20% of his 2007 annual base salary.  The target bonus for Mr. Griffin will be based on the following performance criteria (weighted as indicated): (i) 50% - supporting the Acquisition, including the achievement of all major project goals; (ii) 30% - the Company achieving a specified Adjusted EBITDA target for 2007; (iii) 5% - further developing relationships with lenders and rating agencies and coordinating financing activities; (iv) 5% - managing cash, interest rates and non-core assets; (v) 5% - developing a plan for the Company’s post-Acquisition treasury staff requirements; and (vi) 5% - overseeing successful implementation of billing and financial reporting objectives.

The Compensation Committee, in its sole discretion, will determine whether or not individual performance goals have been satisfied.

Any bonus awards are subject to the terms of the Incentive Plan.

Change in Control and Severance Agreements

On March 14, 2007, the Company entered into Change in Control and Severance Agreements (“Severance Agreements”) with Walter E. Leach, Jr., Peter G. Nixon, Shirley J. Linn and John P. Crowley.  Each Severance Agreement provides that the Company will pay severance and provide benefits to the subject employee (i) in the event of such employee’s termination without cause or following a change in control, or (ii) within two years of a change in control, upon such employee’s resignation within 45 days following (A) a significant or material reduction of such employee’s key responsibilities or duties, (B) a reduction in such employee’s overall compensation opportunities, (C) the diminishment or elimination of such employee’s rights to “Severance Benefits” as defined in the Severance Agreement, or (D) any material breach by the Company of the Severance Agreement.  The severance payable and benefits required to be provided include unpaid base salary, lump sum cash payments equal to two times such employee’s annual base salary and annual bonus, COBRA premiums and life insurance premiums for 24 months, and the vesting of all non-performance based, non-vested and/or unearned long-term incentive awards, among others.  The payments and benefits are subject to “golden parachute” provisions and Section 409A of the Internal Revenue Code and are not triggered if the employee is terminated for cause, on account of death or disability or upon resignation for reasons not listed in clauses (A) through (D) above.

The Severance Agreements also contain provisions pursuant to which the subject employees, for a period of 12 months following termination of employment, promise to refrain from certain activities including (1) soliciting any of the Company’s employees or consultants to leave the Company or to perform services for another company, or (2) accepting any employment or similar arrangements with certain of the Company’s competitors.

The foregoing description of the terms that the Company believes are material in the Severance Agreements is qualified in its entirety by reference to the full text of such agreements, copies of which are filed, respectively, as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Director Compensation

On March 14, 2007, upon a recommendation of the Compensation Committee, the Board granted increases in certain components of compensation for nonemployee members of the Board.  The Compensation Committee retained an independent compensation consultant to perform an analysis of the Board’s compensation practices and those of the Company’s “peers” and make recommendations with respect to the Board’s compensation practices.

This new compensation arrangement is effective as of April 1, 2007 and supersedes the compensation arrangement with respect to the Board that was in effect immediately prior to this date.  Compensation for the Board is composed of retainer fees, lead director and chairpersonship fees and equity awards.

Effective as of April 1, 2007, the compensation program is as follows:

	CURRENT	NEW
Annual Board Retainer	$45,000	$55,000
Lead Director	$5,000	$10,000
Annual Restricted Stock/ Restricted Stock Units Award	$30,000	$45,000
Committee Chairs:
Audit Committee	$10,000	$20,000
Compensation Committee	$5,000	$10,000

Corporate Governance	$5,000	$10,000
Committee Members:
Audit Committee	$5,000	$0
Compensation Committee	$2,500	$0
Corporate Governance	$2,500	$0
Per Meeting Fees	$0	$0

Appointment of Peter G. Nixon and Lisa R. Hood

Effective as of April 1, 2007, Peter G. Nixon, the Company’s current Chief Operating Officer, will serve as Chief Operating Officer in connection with the Acquisition, responsible for integrating the acquired business operations into the Company.  In addition, effective as of April 1, 2007, Lisa R. Hood, the Company’s current Senior Vice President and Controller, will serve as Chief Operating Officer — FairPoint Telecom Group, responsible for the day to day management of the Company’s current operations.  Until April 1, 2007, Ms. Hood will continue to serve in her role as the Company’s Senior Vice President and Controller.

Item 8.01               Other Events.

On March 14, 2007, the Board approved certain changes to the charter of the Compensation Committee.  A copy of the new charter of the Compensation Committee is attached to this Current Report as Exhibit 99.1.  In addition, the new charter of the Compensation Committee will be posted to the Company’s website under the Investor Relations link.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint Communications, Inc. and Walter E. Leach, Jr.

10.2	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint Communications, Inc. and Peter G. Nixon

10.3	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint Communications, Inc. and Shirley J. Linn

10.4	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint Communications, Inc. and John P. Crowley

99.1	Charter of Compensation Committee

The information in Item 8.01 of this Current Report, including the exhibits attached hereto with respect to such item, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  Such information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
	Name:	John P. Crowley
	Title:	Executive Vice President and
Chief Financial Officer

Date:  March 19, 2007